UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2015, Goodrich Petroleum Corporation (the “Company”) completed its previously announced private offering pursuant to that certain purchase agreement the (“Purchase Agreement”) with Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (the “Purchaser”). Pursuant to the Purchase Agreement, the Company issued and sold to the Purchaser 100,000 Units (the “Units”), each consisting of $1,000 aggregate principal amount at maturity of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 (the “Second Lien Notes”) and one warrant (the “Warrants”) to purchase 48.84 shares of the Company’s common stock par value $0.20 per share (the “Common Stock”). The Company received proceeds, before offering expenses payable by the Company, of $100 million from the sale of the Units.

Indenture

The Second Lien Notes were issued pursuant to an Indenture (the “Indenture”), dated March 12, 2015, between the Company, Goodrich Petroleum Company, L.L.C. (the “Guarantor”) and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”), and are guaranteed on a senior secured, second-priority basis by the Guarantor (the “Guarantee”). The Second Lien Notes and the Guarantee are secured on a senior second-priority basis by liens on certain of the Company’s assets and the assets of the Guarantor, which liens are subject to an intercreditor agreement in favor of the lenders under the Second Amended and Restated Credit Agreement. The Second Lien Notes will mature on March 15, 2018. Interest on the Second Lien Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015.

Optional Redemption

On or after March 15, 2016, the Company may redeem, at any time, all or, from time to time, a portion of the Second Lien Notes, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders (as defined below) of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2016	106.000%
2017 and thereafter	100.000%

Prior to September 12, 2015, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Second Lien Notes issued under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price of 108.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders on relevant record dates to receive interest due on an interest payment date); provided, that (1) at least 65% of the original principal amount of the Second Lien Notes issued on the issue date remains outstanding after each such redemption; and (2) the redemption occurs within 180 days after the closing of the related equity offering.

Certain Covenants and Events of Default

The Indenture contains a number of covenants including restrictions on the incurrence of indebtedness similar to the restrictions in the Company’s 8.875% Senior Notes due 2019; the incurrence of liens including prior liens securing indebtedness in an amount in excess of the greater of $150 million and the borrowing base under the Company’s Second Amended and Restated Credit Agreement and pari passu liens securing indebtedness in an amount (excluding the Second Lien Notes) of more than $75 million; and restricted payments including the purchase or repayment of unsecured indebtedness prior to its scheduled maturity.

The Indenture contains customary events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Second Lien Notes then outstanding (the “Holders”) may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued and unpaid interest (including additional interest or premium, if any) on the Second Lien Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders). In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest or premium, if any), on the Second Lien Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders.

Warrant Agreement

The Warrants were issued pursuant to a Warrant Agreement (the “Warrant Agreement”), dated March 12, 2015, between the Company and American Stock Transfer & Trust Company LLC. Under the terms of the Warrant Agreement, the Second Lien Notes and the Warrants will not be separately transferable until the earliest of (i) 365 days after the date on which the Warrants are originally issued, (ii) the date on which a registration statement related to the resale of the Warrants is declared effective, (iii) the date on which a registration statement with respect to a registered exchange offer for the Second Lien Notes is declared effective and (iv) in the event of the occurrence of a change of control (as defined in the Indenture), the date on which requisite notice of such change of control is mailed to the holders of Second Lien Notes. At such time, the Warrants will become exercisable upon payment of the exercise price of $4.664 or convertible on a cashless basis as set forth in the Warrant Agreement. Any Warrants not exercised in ten years will expire.

Registration Rights Agreement

On March 12, 2015, the Company and the Guarantor entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”) that provides holders of the Second Lien Notes certain rights relating to registration of the Second Lien Notes under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company is obligated to file an exchange offer registration statement with the Securities Exchange Commission (“SEC”) with respect to an offer to exchange the Second Lien Notes for substantially identical notes that are registered under the Securities Act.

The Company will use its reasonable best efforts to consummate the exchange offer by March 12, 2016. Additionally, the Company has agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use its reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Second Lien Notes. If the exchange offer is not completed on or before March 12, 2016, or the shelf registration statement, if required, is not declared effective within the time periods specified in the Registration Rights Agreement, then the Company has agreed to pay additional interest with respect to the Second Lien Notes in an amount of 0.25% of the principal amount of the Notes per year for the first 90 days following such failure, increasing by 0.25% for each additional 90 days and not to exceed 1.00% of the principal amount per year, until the exchange offer is completed or the shelf registration statement is declared effective.

Warrant Registration Rights Agreement

Also on March 12, 2015, the Company entered into a registration rights agreement with the Purchaser (the “Warrant Registration Rights Agreement”) that provides holders of the Warrants certain rights relating to registration of the Warrants under the Securities Act. Pursuant to the Warrant Registration Rights Agreement, the

Company is obligated to file a shelf registration statement with the SEC within 90 days of March 12, 2015, relating to re-sales of the Warrants. The Company will use its reasonable best efforts to cause the registration statement to be declared effective by the SEC by March 12, 2016.

The foregoing descriptions of the Indenture, Warrant Agreement, Registration Rights Agreement and Warrant Registration Rights Agreement are qualified in their entirety by reference to the complete text of the Indenture, Warrant Agreement, Registration Rights Agreement and Warrant Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2, 4.3, and 4.4 respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Second Lien Notes is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is incorporated herein by reference into this Item 3.02.

The offer and sale of the Warrants were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Warrants was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated March 12, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent.

4.2	Warrant Agreement, dated March 12, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC.

4.3	Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

4.4	Warrant Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: March 18, 2015	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated March 12, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent.

4.2	Warrant Agreement, dated March 12, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC.

4.3	Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

4.4	Warrant Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.